UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2023

VISTRA CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-38086	36-4833255
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6555 Sierra Drive Irving, TX	75039
(Address of principal executive offices)	(Zip Code)

(214) 812-4600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.l4a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, par value $0.01 per share	VST	New York Stock Exchange
Warrants	VST.WS.A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

As previously announced by Vistra Corp. (the “Company”) in its Current Report on Form 8-K filed on September 15, 2023 with the U.S. Securities and Exchange Commission, Vistra Operations Company LLC (“Vistra Operations” or the “Issuer”), an indirect, wholly owned subsidiary of the Company, entered into purchase agreements, dated September 12, 2023, by and among Vistra Operations, Citigroup Global Markets Inc. as representative of the several initial purchasers named in Schedule I thereto (the “Initial Purchasers”) and certain subsidiaries of the Issuer that are guarantors under that certain credit agreement, dated as of October 3, 2016, by and among the Issuer, Vistra Intermediate Company LLC (“Vistra Intermediate”), the guarantors party thereto, Credit Suisse AG, Cayman Islands Branch (as successor to Deutsche Bank AG New York Branch), as administrative and collateral agent, various lenders and letter of credit issuers party thereto, and the other parties named therein (as amended, restated, amended and restated, supplemented and/or otherwise modified from time to time, the “Credit Agreement”) (together with such other subsidiaries that become guarantors from time to time, the “Subsidiary Guarantors”), in connection with the offer and sale by the Issuer, and the purchase by the Initial Purchasers, of $650 million aggregate principal amount of the Issuer’s 6.950% senior secured notes due 2033 (the “Secured Notes”) in a private offering (the “Secured Offering”) and $1.1 billion aggregate principal amount of the Issuer’s 7.750% senior unsecured notes due 2031 (the “Unsecured Notes” and, together with the Secured Notes, the “Notes”) in a concurrent private offering (the “Unsecured Offering” and, together with the Secured Offering, the “Offerings”).

The Offerings closed on September 26, 2023, following the satisfaction of customary closing conditions. The sale of the Notes was not registered under the Securities Act of 1933, as amended (the “Securities Act”), and the Notes were sold on a private placement basis to persons reasonably believed to be qualified institutional buyers under Rule 144A under the Securities Act and outside the United States to non-U.S. persons in compliance with Regulation S under the Securities Act.

The Issuer received approximately $1.73 billion of net proceeds from the sale of the Notes after deducting fees and expenses, including the Initial Purchasers’ discounts and commissions. The Company expects to use the net proceeds of the Offerings (i) to fund the cash component of the acquisition of Energy Harbor Corp. (“Energy Harbor”) pursuant to that certain transaction agreement, dated as of March 6, 2023, by and among Vistra Operations, Black Pen Inc., an indirect wholly owned subsidiary of the Issuer (“Merger Sub”), and Energy Harbor, pursuant to which, upon the terms and subject to the conditions thereof, Merger Sub will be merged with and into Energy Harbor, with Energy Harbor surviving as an indirect subsidiary of the Company (the “Merger”), and (ii) for general corporate purposes, including to refinance outstanding indebtedness. If, for any reason, the Merger is not consummated, the Company intends to use the net proceeds from the Offerings for general corporate purposes, including to refinance outstanding indebtedness.

The Secured Notes were issued under an indenture (the “Base Indenture”), dated as of June 11, 2019, by and between the Issuer and Wilmington Trust, National Association, as trustee (the “Trustee”), as supplemented by that certain Fourteenth Supplemental Indenture, dated as of September 26, 2023, by and among the Issuer, the Subsidiary Guarantors and the Trustee (the “Supplemental Indenture” and, together with the Base Indenture and such other supplemental indentures entered into from time to time, the “Secured Notes Indenture”). The Unsecured Notes were issued under an indenture, dated as of September 26, 2023, by and among the Issuer, the Subsidiary Guarantors and the Trustee (the “Unsecured Notes Indenture” and, together with the Secured Notes Indenture, the “Indentures”).The Indentures provide for the full and unconditional guarantee by the Subsidiary Guarantors of the punctual payment of the principal of, premium, if any, interest on and all other amounts due under the Notes and the Indentures. The Secured Notes Indenture further provides that the Secured Notes will be secured by a first-priority security interest in the same collateral that is pledged for the benefit of the lenders under the Credit Agreement, which consists of a substantial portion of the property, assets and rights owned by the Issuer and the Subsidiary Guarantors, as well as the stock of the Issuer. The collateral securing the Secured Notes will be released if the Issuer’s senior, unsecured long-term debt securities obtain an investment grade rating from two out of the three rating agencies, subject to reversion if such rating agencies withdraw the investment grade rating of the Issuer’s senior, unsecured long-term debt securities or downgrade such rating below investment grade.

Interest on the Secured Notes and the Unsecured Notes will accrue from September 26, 2023, at a rate of 6.950% per annum and 7.750% per annum, respectively. Interest on the Notes will be payable by the Issuer on April 15 and October 15 of each year, beginning on April 15, 2024. The Secured Notes and the Unsecured Notes will mature on October 15, 2033 and October 15, 2031, respectively.

At any time prior to July 15, 2033, the Issuer will have the option to redeem all or any portion of the Secured Notes at a redemption price equal to 100% of the aggregate principal amount of the applicable Secured Notes being redeemed, plus a make-whole premium and accrued and unpaid interest, if any, to, but excluding, the redemption date. At any time on or after July 15, 2033, the Issuer will have the option to redeem all or any portion of the Secured Notes at a redemption price equal to 100% of the aggregate principal amount of the applicable Secured Notes being redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

At any time prior to October 15, 2026, the Issuer will have the option to redeem all or any portion of the Unsecured Notes at a redemption price equal to 100% of the aggregate principal amount of the applicable Unsecured Notes being redeemed, plus a make-whole premium and accrued and unpaid interest, if any, to, but excluding, the redemption date. On or after October 15, 2026, the Issuer may redeem all or any portion of the Unsecured Notes at various redemption prices set forth in the Unsecured Notes Indenture. In addition, prior to October 15, 2026, the Issuer may also redeem up to 40% of the Unsecured Notes at a price equal to 107.750% of the aggregate principal amount of the Unsecured Notes, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, using the proceeds of one or more qualifying equity offerings.

Upon (i) the occurrence of a change of control and (ii) a downgrade by one or more gradations, or the withdrawal, in either case, of the rating of the Notes within 60 days after the change of control by at least two of Moody’s Investors Service, Inc., Standard & Poor’s Financial Services LLC or Fitch Ratings Inc., the Issuer will be required to make an offer to repurchase all or any portion of the outstanding Notes at a price in cash equal to 101% of the aggregate principal amount of the Notes repurchased, plus any accrued and unpaid interest to, but excluding, the repurchase date, subject to the rights of holders thereof on the relevant record date to receive interest due on the relevant interest payment date.

The Indentures contain certain covenants and restrictions, including, among others, restrictions on the ability of the Issuer and its subsidiaries, as applicable, to create certain liens, merge or consolidate with another entity, and sell all or substantially all of their assets.

The foregoing description of the Indentures and the Notes does not purport to be complete and is qualified in its entirety by reference to the Supplemental Indenture (which supplements the Base Indenture), the Unsecured Indenture and the forms of the Notes, copies of which are filed as Exhibits 4.1, 4.2, 4.3, 4.4, 4.5 and 4.6, to this Current Report and are incorporated by reference herein.

Concurrently with closing of the Offerings on September 26, 2023, the Issuer (in such capacity, “Borrower”) also entered into an amendment (the “Credit Agreement Amendment”) among the Issuer, Vistra Intermediate, the guarantors party thereto, Credit Suisse AG, Cayman Island Branch, as Administrative and Collateral Agent, and the other parties named therein to the Credit Agreement.

Pursuant to the Credit Agreement Amendment, effective as of September 26, 2023, the Credit Agreement was amended to (i) permit the Clear Sky Transactions (as defined in the Credit Agreement), to be entered into in connection with consummation of the Merger, including (x) permitting certain subsidiaries to become non-wholly owned subsidiaries (the “Specified Entities” as defined in the Credit Agreement), (y) permitting certain Subsidiary Guarantors to be released as Guarantors (the “Specified Guarantors” as defined in the Credit Agreement) and (z) permitting the liens of the Specified Guarantors on the collateral and equity interests of the Specified Entities to be released (the releases described in clauses (y) and (z), the “Vistra Vision Releases”) and (ii) make certain other amendments and modifications as described therein. The Vistra Vision Releases will cause a simultaneous release of the guarantees, security interests and pledges under that certain credit agreement (as amended, the “Commodity Linked Credit Agreement”), dated as of February 4, 2022, by and among the Borrower, Vistra Intermediate, the lenders, joint lead arrangers and joint bookrunners party thereto, and the Agent, which agreement provides for a senior secured commodity-linked revolving credit facility (the “Commodity-Linked Facility”), and the various agreements relating to the other senior secured first lien indebtedness of the Issuer and any other obligations secured on a pari passu basis with the obligations under the Credit Agreement.

Also effective as of September 26, 2023, the Borrower entered into an amendment (the “CLR September 2023 Amendment”) to the Commodity-Linked Credit Agreement. The CLR September 2023 Amendment amended the Commodity-Linked Facility to effect certain conforming changes and modifications consistent with the Credit Agreement Amendment.

The foregoing summary of the Credit Agreement Amendment and CLR September 2023 Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of each of the Credit Agreement Amendment and the CLR September 2023 Amendment, a copy of each of which will be filed with the Company’s next periodic report.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report concerning the Company’s direct financial obligations under the Offerings, the Credit Agreement Amendment and the CLR September 2023 Amendment is incorporated by reference herein.

This Current Report does not constitute an offer to sell or the solicitation of an offer to buy, any securities, nor shall there be any sale or purchase of securities described herein in any state in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

4.1*	Fourteenth Supplemental Indenture, dated as of September 26, 2023, by and among Vistra Operations Company LLC, as Issuer, the Subsidiary Guarantors and Wilmington Trust, National Association, as Trustee.

4.2*	Indenture, dated as of September 26, 2023, by and among Vistra Operations Company LLC, as Issuer, the Subsidiary Guarantors and Wilmington Trust, National Association, as Trustee.

4.3	Form of Rule 144A Global Security for 6.950% Senior Secured Note due 2033 (included in Exhibit 4.1).

4.4	Form of Regulation S Global Security for 6.950% Senior Secured Note due 2033 (included in Exhibit 4.1).

4.5	Form of Rule 144A Global Security for 7.750% Senior Unsecured Note due 2031 (included in Exhibit 4.2).

4.6	Form of Regulation S Global Security for 7.750% Senior Unsecured Note due 2031 (included in Exhibit 4.2).

*

Certain exhibits and schedules to this exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Vistra agrees to furnish supplementally a copy of any omitted exhibits or schedules to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Vistra Corp.

Dated: October 2, 2023	/s/ William M. Quinn
	Name:	William M. Quinn
	Title:	Senior Vice President and Treasurer